Exhibit 99.1

Interactive Strength Inc. (Nasdaq: TRNR) Raises $3.6M in 3-year Notes from Existing Institutional Investor

Latest investment follows previously-announced investment in TRNR of $2.9M, reflecting investor’s increased enthusiasm for Company’s growth and acquisition strategy, including last week’s Letter of Intent

Company looks forward to appearing at this week’s HFA Summit in Las Vegas

Austin, Texas - March 12, 2025 - Interactive Strength Inc. (Nasdaq: TRNR) (“TRNR” or the “Company”), maker of innovative specialty fitness equipment under the CLMBR and FORME brands, today announced that the previously-announced institutional investor has exercised its option to invest an additional $3.6M into the Company through the purchase of senior secured convertible notes, with a fixed conversion price at a 30% premium to the yesterday’s closing, as well as plain-vanilla common warrants. The note has a maturity date in March 2028.

TRNR highlights that the institutional investor purchasing the note has again expressed support for the Company’s M&A strategy and execution, including both the Sportstech deal and the exclusivity agreement and LOI announced last week, and the Company believes that it will benefit from further investment from this financial partner if there is a need for additional capital. The closing of both transactions is expected to increase the existing guidance of generating more than $50M of pro forma 2025 revenue, as well as being accretive operating results. The Company continues to make good progress on finalizing both deals, given months of careful due diligence, and that it anticipates completing each transaction during the second quarter.

For information, please see TRNR’s investor website. For more commentary, information and details of TRNR’s strategy, including its Sportstech acquisition, see TRNR’s investor deck on the Company’s investor website as well as its required filings with the SEC.

TRNR Investor Contact

ir@interactivestrength.com

TRNR Media Contact

forme@jacktaylorpr.com

About Interactive Strength Inc.:

Interactive Strength Inc. produces innovative specialty fitness equipment and digital fitness services under two main brands: 1) CLMBR and 2) FORME. Interactive Strength Inc. is listed on NASDAQ (symbol: TRNR).

Exhibit 99.1

CLMBR is a vertical climbing machine that offers an efficient and effective full-body strength and cardio workout. CLMBR's design is compact and easy to move – making it perfect for commercial or in-home use. With its low impact and ergonomic movement, CLMBR is safe for most ages and levels of ability and can be found at gyms and fitness studios, hotels, and physical therapy facilities, as well as available for consumers at home. www.clmbr.com.

FORME is a digital fitness platform that combines premium smart gyms with live virtual personal training and coaching to deliver an immersive experience and better outcomes for both consumers and trainers. FORME delivers an immersive and dynamic fitness experience through two connected hardware products: 1) The FORME Studio Lift (fitness mirror and cable-based digital resistance) and 2) The FORME Studio (fitness mirror). In addition to the company’s connected fitness hardware products, FORME offers expert personal training and health coaching in different formats and price points through Video On-Demand, Custom Training, and Live 1:1 virtual personal training. www.formelife.com.

Forward Looking Statements:

This press release includes certain statements that are “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements generally are accompanied by words such as “believe”, “project”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “future”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the possibility of acquiring future businesses or completing the referenced transactions, the financial performance of those acquisitions and the resulting guidance of being accretive to earnings and more than $50m of pro forma revenue, or with respect to comments about future investment from this investor. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include but are not limited to: demand for our products; competition, including technological advances made by and new products released by our competitors; our ability to accurately forecast consumer demand for our products and adequately maintain our inventory; and our reliance on a limited number of suppliers and distributors for our products. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.